Exhibit 99

                Koger Equity Announces First Quarter 2002 Results

Boca Raton, Florida--May 13, 2002--Koger Equity, Inc. (NYSE:KE) today reported results for the quarter ended March 31, 2002. Certain of the Company's results, as compared to the prior year, have been affected by the sale of assets in December 2001. Highlights include:

-- Same store net operating income for the first quarter 2002 increased 6.3%, compared to the first quarter 2001. Occupancy on this same store portfolio consisting of 118 buildings decreased from 91.2% at March 31, 2001 to 89.7% at March 31, 2002.

-- Operating margins increased to 65.9% in the first quarter 2002 as compared to 63.0% for the first quarter 2001.

-- The Company's tenant retention rate was 76.9% for the quarter ended March 31, 2002.

-- The Company signed 475,000 square feet of leases in 72 transactions in the first quarter 2002 at an average cost of $0.78 per square foot per year.

-- The weighted average net rental rate on leases signed, excluding first generation space was $11.20 as compared to $11.18 for the average rental rate on expiring leases, a 0.2% increase in rental rates.

-- Dividend coverage to funds from operations was 64.6% and cash available for distribution was 79.1% for the first quarter.

Funds from operations (FFO) for the first quarter totaled $11.6 million or $0.54 per share on a fully diluted basis, as compared with $17.6 million or $0.63 per share on a fully diluted basis, for the first quarter 2001. This represents a 14.3% decrease in fully diluted FFO per share between years. Revenues for the first quarter 2002 totaled $31.6 million, as compared to revenues of $43.0 million for the same period in 2001, a 26.5% decrease. For purposes of FFO, the weighted average number of common shares totaled 21,350,000 for the first quarter 2002 on a fully diluted basis.

Earnings per share for the three months ended March 31, 2002 was $0.24 per diluted share.

Other first quarter 2002 highlights include the acquisition of Three
Ravinia Drive, a 31-story, Class A office building, consisting of 804,756 square feet, in Atlanta, Georgia. Additionally, the Company acquired the limited partnership interests in Koger-Vanguard Partners, L.P., which owns an office park in Charlotte, North Carolina, containing 13 buildings and approximately 525,000 rentable square feet.

Earnings Estimates

On our scheduled May 14, 2002 conference call, management will discuss earnings guidance for 2002. Based on current market conditions and certain assumptions with regard to rental rates and other projections, the Company's estimate is that fully diluted FFO per share for 2002 will be approximately $2.00, in a tight range.

Estimates of future FFO per share are by definition, and certain other matters discussed in this press release may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Koger Equity, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be attained. Certain factors that could cause actual results to differ materially from the Company's expectations are set forth as risk factors in the company's SEC reports and filings, including its annual report on Form 10-K. Included among these factors are changes in general economic conditions, including changes in the economic conditions affecting industries in which its principal tenants compete; its ability to timely lease or re-lease space at current or anticipated rents; its ability to achieve economies of scale over time; the demand for tenant services beyond those traditionally provided by landlords; changes in interest rates; changes in operating costs; its ability to attract and retain high-quality personnel at a reasonable cost in a highly competitive labor environment; future demand for its debt and equity securities; its ability to refinance its debt on reasonable terms at maturity; and its ability to complete current and future development projects on schedule and on budget. Many of these factors are beyond the Company's ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements contained or incorporated by reference herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Koger Equity, Inc. owns and operates 121 office buildings, containing
7.71 million rentable square feet, located primarily in 12 suburban office parks in eight cities in the Southeastern United States. In addition, the Company manages for others 75 office buildings and one retail property, containing 3.96 million rentable square feet, located primarily in eight suburban office parks in six cities in the Southeastern and Southwestern United States.

Copies of the Company's March 31, 2002 First Quarter Supplemental
Disclosure package are available upon request to Investor Relations,
433 Plaza Real, Suite 335, Boca Raton, Florida 33432-3945, or call
1-800-850-2037. Additionally, the First Quarter Supplemental Disclosure
package and further information about Koger Equity, Inc. can be found on the Company's web site at www.koger.com.
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KOGER EQUITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands except per Share Data)
                                                                           For the
                                                                        Three Months Ended
                                                                      3/31/02        3/31/01
Revenues
  Rental and other rental services                                    $30,595        $41,591
  Management fees                                                         788          1,094
  Interest                                                                145            247
  Other                                                                     3             81
                                                                 ------------    -----------
     Total revenues                                                    31,531         43,013
                                                                 ------------    -----------

Expenses
  Property operations                                                  10,459         15,392
  Depreciation and amortization                                         6,522          8,721
  Mortgage and loan interest                                            5,795          6,862
  General and administrative                                            2,510          2,039
  Direct cost of management fees                                        1,011            915
  Other                                                                    32             52
                                                                 ------------    -----------
     Total expenses                                                    26,329         33,981
                                                                 ------------    -----------

Income Before Loss on Sale or Disposition of
  Assets, Income Taxes and Minority Interest                            5,202          9,032
Gain (loss) on sale or disposition of assets                                1            (3)
                                                                 ------------    -----------
Income Before Income Taxes and Minority Interest                        5,203          9,029
Income taxes                                                               32             40
                                                                 ------------    -----------
Income Before Minority Interest                                         5,171          8,989
Minority interest                                                          20            364
                                                                 ------------    -----------
Net Income                                                             $5,151        $ 8,625
                                                                 ============    ===========

Earnings Per Share:
   Basic                                                               $ 0.24         $ 0.32
                                                                 ============    ===========
   Diluted                                                             $ 0.24         $ 0.32
                                                                 ============    ===========
Weighted Average Shares:
   Basic                                                               21,159         26,825
                                                                 ============    ===========
   Diluted                                                             21,350         26,883
                                                                 ============    ===========
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KOGER EQUITY, INC.
FUNDS FROM OPERATIONS
(In Thousands except per Share Data)
                                                                           For the
                                                                        Three Months Ended
                                                                      3/31/02        3/31/01
Net income                                                             $5,151       $  8,625
Depreciation - real estate                                              6,042          8,045
Amortization - deferred tenant costs                                      364            509
Amortization - goodwill                                                    --             42
Minority interest                                                          20            364
Loss (gain) on sale or disposition:
   Operating properties                                                    --             --
   Non-operating assets
                                                                           (1)             3
                                                                      -------       --------
Funds from operations                                                 $11,576       $ 17,588
                                                                      =======       ========
Weighted average shares/units outstanding - diluted                    21,350         27,883
Funds from operations, per diluted share/unit                          $ 0.54         $ 0.63
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KOGER EQUITY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)                                                       March 31,      December 31,
                                                                        2002            2001
                                                                   ------------   -----------
ASSETS Real estate investments:
  Operating properties:
     Land                                                           $ 110,084       $  91,919
     Buildings                                                        670,895         568,285
     Furniture and equipment                                            2,933           3,082
     Accumulated depreciation                                        (129,617)       (123,999)
                                                                     ---------       ---------
         Operating properties, net                                    654,295         539,287
  Undeveloped land held for investment                                 13,779          13,779
  Undeveloped land held for sale, net of allowance                         76              76
Cash and cash equivalents                                              16,461         113,370
Accounts receivable, net of allowance for uncollectible accounts
  of $1,099 and $1,114                                                 10,441          11,574
Cost in excess of fair value of net assets acquired, net of
  accumulated amortization of $683 and $683                               595             595
Other assets                                                           11,722          11,904
                                                                   ----------      ----------
     TOTAL ASSETS                                                    $707,369        $690,585
                                                                   ==========      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
  Mortgages and loans payable                                        $327,415        $248,683
  Accounts payable                                                      2,046           4,962
  Accrued real estate taxes payable                                     3,273           1,007
  Other accrued liabilities                                             8,607           9,206
  Dividends payable                                                     7,433          44,159
  Advance rents and security deposits                                   4,876           5,103
                                                                   ----------      ----------
     Total Liabilities                                                353,650         313,120
                                                                   ----------      ----------
Minority interest                                                          --          22,923
                                                                   ----------      ----------

Shareholders' equity:
  Common stock                                                            298             297
  Capital in excess of par value                                      471,205         469,779
  Notes receivable from stock sales                                    (5,066)        (5,066)
  Retained earnings                                                    18,898          21,180
  Treasury stock, at cost                                            (131,616)       (131,648)
                                                                   ----------      ----------
     Total Shareholders' Equity                                       353,719         354,542
                                                                   ----------      ----------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $707,369        $690,585
                                                                   ==========      ==========

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